Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of PMV Consumer Acquisition Corp. (the “Company”) on Form 10-Q for the quarter ended June 30, 2026, as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned, in the capacities and on the date indicated below, certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 14, 2026

/s/ Marc Gabelli
Marc Gabelli
Co-Chief Executive Officer
(Co-Principal Executive Officer)

/s/ Robert LaPenta, Jr.
Robert LaPenta, Jr.
Co-Chief Executive Officer
(Co-Principal Executive Officer)

/s/ John N. Givissis
John N. Givissis
Chief Accounting Officer
(Principal Financial and Accounting Officer)